POWER OF ATTORNEY
Appointment
BY THIS POWER OF ATTORNEY, I, the undersigned Director of Option Care, Inc., a Delaware Corporation (the "Company"), HEREBY APPOINT JOSEPH BONACCORSI, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT 485 HALF DAY ROAD, SUITE 300, BUFFALO GROVE, ILLINOIS 60089-6548, to be my Attorney and in my name and on my behalf and as my Attorney do any act and deed or otherwise to negotiate, determine and approve the final form and content of, complete, sign, execute, exchange and deliver any and all agreements, documents, letters, forms, instruments of transfer, consents, and other documents, and to do any and all acts and things as may be necessary or, in the opinion of my Attorney, desirable or incidental thereto in connection with or for the purposes of executing documents in connection with the requirements of Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the Section 16 Reporting Requirements).
Intention and Ratification
I HEREBY UNDERTAKE to ratify and confirm all acts and things done or lawfully caused to be done and all agreements, documents, letters, forms, instruments of transfer, consents and other documents, approved, completed, signed, executed and delivered whatsoever by my Attorney in my name and on my behalf in pursuance of the authority conferred in this Power of Attorney and I accept full responsibility for the contents of the documents referred to above which may be approved, completed, signed, executed and delivered by my Attorney in my name and on my behalf.
Duration
I HEREBY DECLARE that the authority conferred by this Power of Attorney shall be effective as of May 11, 2004 and shall be irrevocable for a period of one year thereafter.
IN WITNESS WHEREOF, I have executed and delivered this Power of Attorney this 11th day of May, 2004.

Leo Henikoff


Specimen signature of Attorney-in-Fact



Joseph Bonaccorsi





STATE OF ILLINOIS	)
				)	SS.
COUNTY OF LAKE		)
The undersigned, a notary public in and for the above county and state, certifies that Leo Henikoff has caused this Power of Attorney to be executed and is known to me to be the same person whose name is subscribed above, appeared before me in person and acknowledged signing and delivering the instrument as his free and voluntary act, for the uses and purposes therein set forth, and certified to the correctness of the signature of the Attorney-in-Fact.
Dated: November 1, 2002

	________________________________________
								Notary Public


						My commission expires:


	____________________________________




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